Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in the registration statements of ACNielsen Corporation on Form S-8 (File Nos. 333-14085, 333-14753, 333-58885 and
333-31152) of our report dated February 17, 2000 incorporated by reference in ACNielsen Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Form 10-K.






                                                        /s/ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 23, 2000